UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):	March 4, 2011

                        Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

      333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)

             (414) 224-2000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.	Other Events.

As previously disclosed, Journal Communications, Inc. (the “Company”) sold substantially all of the assets and certain liabilities of IPC Print Services, Inc., the Company’s printing services business, on December 13, 2010.  The Company’s printing services business was part of the Company’s “Printing Services” reportable segment and is now reported as discontinued operations.

Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K reflect the Company’s printing services business as discontinued operations in the consolidated statements of earnings for each of the Company's quarterly periods in its fiscal year ended December 26, 2010 and for the Company’s fiscal year ended December 26, 2010.

Item 9.01.	Financial Statements and Exhibits.

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Not applicable.

	(d)	Exhibits. The following exhibits are being filed herewith:

(99.1)
Consolidated Statements of Earnings (unaudited) of Journal Communications, Inc. for the quarterly periods ended March 28, June 27, September 26 and December 26, 2010 and for the fiscal year ended December 26, 2010.

		(99.2)	Segment Information (unaudited) of Journal Communications, Inc. for the quarterly periods ended March 28, June 27, September 26 and December 26, 2010 and for the fiscal year ended December 26, 2010.

(99.3)
Calculation of Diluted Earnings Per Share – Class A and B (unaudited) of Journal Communications, Inc. for the quarterly periods ended March 28, June 27, September 26 and December 26, 2010 and for the fiscal year ended December 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.

Date: March 4, 2011	By:	/s/ Andre J. Fernandez
Andre J. Fernandez
Executive Vice President, Finance and Strategy and Chief Financial Officer

JOURNAL COMMUNICATIONS, INC.

EXHIBIT INDEX TO FORM 8-K
Report Dated March 4, 2011

Exhibit No.

(99.1)
Consolidated Statements of Earnings (unaudited) of Journal Communications, Inc. for the quarterly periods ended March 28, June 27, September 26 and December 26, 2010 and for the fiscal year ended December 26, 2010.

(99.2)	Segment Information (unaudited) of Journal Communications, Inc. for the quarterly periods ended March 28, June 27, September 26 and December 26, 2010 and for the fiscal years ended December 26, 2010.

(99.3)
Calculation of Diluted Earnings Per Share – Class A and B (unaudited) of Journal Communications, Inc. for the quarterly periods ended March 28, June 27, September 26 and December 26, 2010 and for the fiscal year ended December 26, 2010.